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                                                                       Exhibit 5

                  [Letterhead of Gibson, Dunn & Crutcher LLP]

                                January 23, 2001



(213) 229-7000                                                     C 59343-00005


Maxwell Shoe Company Inc.
101 Sprague Street
P.O. Box 37
Readville (Boston), MA 02137

     Re:  Registration Statement on Form S-8 Registering Additional Shares
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Gentlemen:

     We have acted as counsel to Maxwell Shoe Company Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 600,000 shares of Class A Common Stock, $.01 par value (the ''Shares"), of the Company (the "Class A Stock") which have been reserved for issuance from time-to-time pursuant to awards granted and to be granted pursuant to the Company's 1994 Stock Incentive Plan, as amended (the "Plan").

     We have examined, among other things, the Company's Certificate of Incorporation, Bylaws and the Plan, each as amended to date, and related agreements, and records of corporate proceedings and other actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares pursuant to awards granted under the Plan.
Based on the foregoing and in reliance thereon, it is our opinion that the Shares of Class A Stock, when issued pursuant to awards granted and exercised in accordance with the provisions of the Plan and related agreements, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP